SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 31, 1998
                        (Date of earliest event reported)



                     MID-ATLANTIC COMMUNITY BANKGROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                     0-21285                  54-1809409
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

             7171 George Washington Mem. Hwy.
                   Gloucester, Virginia                        23061
         (Address of Principal Executive Offices)           (Zip Code)



               Registrant's telephone number, including area code:
                                 (804) 693-0628

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Item 4.  Changes in Registrant's Certifying Accountant.

         As of March 31, 1998, Smith & Eggleston, P.C. declined to stand for reelection as the independent accountant chosen to audit the financial statements of Mid-Atlantic Community BankGroup, Inc. (the "Company"). The Company's Board of Directors, upon recommendation of the Company's Audit Committee, has appointed Yount, Hyde & Barbour, P.C., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1998, subject to shareholder ratification. The appointment of appointed Yount, Hyde & Barbour, P.C. will be effective immediately.

         The report of Smith & Eggleston, P.C. on the Company's financial statements for each of the two fiscal years ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company's two fiscal years ended December 31, 1996 and during the subsequent period preceding March 31, 1998, there has been no disagreements with Smith & Eggleston, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Smith & Eggleston, P.C., would have caused Smith & Eggleston, P.C. to make reference to the subject matter of the disagreements in connection with its report.

         The Company has provided Smith & Eggleston, P.C. with a copy of this Current Report. A letter from Smith & Eggleston, P.C. to the Commission dated April 2, 1998 with respect to this matter is attached hereto as Exhibit 16.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits.

        Exhibit No.  Description

           16        Letter  dated  April 2,  1998  from
                     Smith & Eggleston, P.C. re Change in Certifying Accountant.

                                      -2-

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MID-ATLANTIC COMMUNITY
                                            BANKGROUP, INC.


Dated:  April 7, 1998                       By:  /s/ Kathleen C. Healy
                                               -----------------------
                                                Kathleen C. Healy
                                                Vice President and
                                                Chief Accounting Officer





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                                INDEX TO EXHIBITS


No.    Description

16 Letter dated April 2, 1998 from Smith & Eggleston, P.C. re Change in Certifying Accountant.